UnitedHealth Group Reports Third Quarter 2022 Results
•Revenues of $80.9 Billion Grew 12% Year-Over-Year, with Diversified Growth across Optum and UnitedHealthcare

•Earnings from Operations were $7.5 Billion

•Cash Flows from Operations were $18.5 Billion; Adjusted Cash Flows from Operations were $8.8 Billion, 1.6x Net Income

•Net Earnings $5.55 Per Share; Adjusted Earnings $5.79 Per Share
MINNETONKA, Minn. (October 14, 2022) – Strong and well-balanced performance continued across UnitedHealth Group (NYSE: UNH) in the third quarter of 2022.
“The strength of our performance reflects the diligence and determination of our colleagues to improve people’s experience across the health care system and make high-quality care simpler, more accessible and more affordable,” said Andrew Witty, chief executive officer of UnitedHealth Group.
Growth in the third quarter was driven by continued expansion in the number of people served throughout UnitedHealthcare and in the value-based care initiatives at Optum Health. The company increased its full year 2022 net earnings outlook to $20.85 to $21.05 per share and adjusted net earnings to $21.85 to $22.05 per share.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2022	2021	2022
Revenues	$80.9 billion	$72.3 billion	$80.3 billion
Earnings from Operations	$7.5 billion	$5.7 billion	$7.1 billion
Net Margin	6.5%	5.6%	6.3%

•UnitedHealth Group’s third quarter 2022 revenues were $80.9 billion, growth of $8.6 billion or 12% year-over-year, reflecting double-digit growth at both Optum and UnitedHealthcare.
•Third quarter 2022 earnings from operations were $7.5 billion, growth of 31% year-over-year, with strong contributions from both Optum and UnitedHealthcare. Adjusted net earnings of $5.79 per share increased 28% compared to the third quarter of 2021.
•The third quarter 2022 medical care ratio was 81.6% compared to 81.5% in the second quarter 2022 and 83.0% in the third quarter of 2021, due to COVID effects and business mix. Favorable medical reserve development of $870 million compared to $890 million in the second quarter 2022 and $700 million in the year ago third quarter. Days claims payable were 50.8, compared to 50.6 in the second quarter of 2022 and 50.4 in the third quarter of 2021.
•The third quarter 2022 operating cost ratio of 14.4% compares to 14.6% in the second quarter 2022 and 14.8% in the year ago quarter, reflecting continued productivity gains, offset by business mix and investments in growth initiatives.
•Adjusted cash flows from operations for the third quarter 2022 were $8.8 billion or 1.6-times net income, excluding the impact of October CMS payments received in September. Year-to-date, the company has returned $10.5 billion to shareholders through dividends and share repurchases. Return on equity of 28.5% in the quarter reflected the company’s sustained growth and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2022	2021	2022
Revenues	$62.0 billion	$55.9 billion	$62.1 billion
Earnings from Operations	$3.8 billion	$2.7 billion	$3.9 billion
Operating Margin	6.1%	4.7%	6.2%

•UnitedHealthcare third quarter revenues of $62.0 billion grew $6.1 billion or 11% year-over-year, reflecting broad-based growth.
•Third quarter 2022 operating earnings were $3.8 billion compared to $2.7 billion last year, reflecting growth in people served, COVID effects, and continued medical and operating cost management.
•Total people served domestically by UnitedHealthcare has grown by approximately 850,000 in 2022, including 185,000 in the third quarter. Growth was led by UnitedHealthcare’s community-based and senior offerings. The number of people served with domestic commercial benefit insurance offerings has grown by more than 100,000 over the past six months.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2022	2021	2022
Revenues	$46.6 billion	$39.8 billion	$45.1 billion
Earnings from Operations	$3.7 billion	$3.1 billion	$3.3 billion
Operating Margin	7.9%	7.7%	7.3%

•Optum third quarter revenues of $46.6 billion grew $6.8 billion or 17% year-over-year, led by Optum Health. Operating earnings were $3.7 billion compared to $3.1 billion last year.

•Optum Health revenue per consumer served increased 31% over the year ago period, driven by growth in value-based care arrangements and continued expansion of care delivery platforms, including in-home, clinic-based, ambulatory surgery, behavioral and digital.

•Optum Insight revenue grew 18% in the third quarter led by the growth of payer and provider services. Revenue backlog increased by $1.8 billion over the year ago period to $24.1 billion. The combination with Change Healthcare was completed at the beginning of the fourth quarter 2022 and will accelerate efforts to better connect and simplify the core clinical, administrative and payment processes health care providers and payers depend on to serve patients.

•Optum Rx’s revenue growth of 8% in the third quarter reflects the impact of serving new clients and further expansion of pharmacy care services offerings, including specialty and community pharmacy. Adjusted scripts grew to 359 million compared to 344 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.co/Replay through October 28, 2022. This earnings release and the Form 8-K dated October 14, 2022, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; failure to protect proprietary rights to our databases, software and related products; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to develop and deliver innovative products to health care payers and expand access to virtual care; changes in or challenges to our public sector contract awards; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investor Contact:	Media Contact:
Zack Sopcak	Matt Stearns
Senior Vice President	Senior Vice President
952-936-7215	202-276-0085
zack.sopcak@uhg.com	matt.stearns@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2022

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Premiums	$64,491	$56,967	$192,457	$168,686
Products	9,190	8,703	28,026	25,476
Services	6,700	6,164	19,717	18,181
Investment and other income	513	503	1,175	1,511
Total revenues	80,894	72,337	241,375	213,854
Operating costs
Medical costs	52,635	47,302	157,251	138,752
Operating costs	11,663	10,725	34,773	31,307
Cost of products sold	8,306	7,802	25,389	23,034
Depreciation and amortization	828	796	2,418	2,332
Total operating costs	73,432	66,625	219,831	195,425
Earnings from operations	7,462	5,712	21,544	18,429
Interest expense	(516)	(422)	(1,416)	(1,229)
Earnings before income taxes	6,946	5,290	20,128	17,200
Provision for income taxes	(1,562)	(1,099)	(4,397)	(3,659)
Net earnings	5,384	4,191	15,731	13,541
Earnings attributable to noncontrolling interests	(122)	(105)	(372)	(327)
Net earnings attributable to UnitedHealth Group common shareholders	$5,262	$4,086	$15,359	$13,214
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.55	$4.28	$16.15	$13.82
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$5.79	$4.52	$16.85	$14.54
Diluted weighted-average common shares outstanding	948	955	951	956
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Cash and short-term investments	$42,527	$23,907
Accounts receivable, net	17,047	14,216
Other current assets	23,363	23,635
Total current assets	82,937	61,758
Long-term investments	41,557	43,114
Other long-term assets	118,570	107,334
Total assets	$243,064	$212,206
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$29,064	$24,483
Short-term borrowings and current maturities of long-term debt	3,229	3,620
Other current liabilities	68,642	50,189
Total current liabilities	100,935	78,292
Long-term debt, less current maturities	45,438	42,383
Other long-term liabilities	13,770	15,052
Redeemable noncontrolling interests	4,857	1,434
Equity	78,064	75,045
Total liabilities, redeemable noncontrolling interests and equity	$243,064	$212,206

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net earnings	$15,731	$13,541
Noncash items:
Depreciation and amortization	2,418	2,332
Deferred income taxes and other	(590)	178
Share-based compensation	675	591
Net changes in operating assets and liabilities	12,505	2,483
Cash flows from operating activities	30,739	19,125
Investing Activities
Purchases of investments, net of sales and maturities	(4,067)	(3,702)
Purchases of property, equipment and capitalized software	(1,936)	(1,759)
Cash paid for acquisitions, net	(7,154)	(4,727)
Other, net	50	(900)
Cash flows used for investing activities	(13,107)	(11,088)
Financing Activities
Common share repurchases	(6,000)	(3,950)
Dividends paid	(4,450)	(3,915)
Net change in short-term borrowings and long-term debt	3,806	3,733
Other, net	6,478	304
Cash flows used for financing activities	(166)	(3,828)
Effect of exchange rate changes on cash and cash equivalents	4	(45)
Increase in cash and cash equivalents	17,470	4,164
Cash and cash equivalents, beginning of period	21,375	16,921
Cash and cash equivalents, end of period	$38,845	$21,085

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
UnitedHealthcare	$61,995	$55,927	$186,695	$166,515
Optum	46,559	39,785	134,900	114,472
Eliminations	(27,660)	(23,375)	(80,220)	(67,133)
Total consolidated revenues	$80,894	$72,337	$241,375	$213,854
Earnings from Operations
UnitedHealthcare	$3,799	$2,651	$11,447	$9,854
Optum (a)	3,663	3,061	10,097	8,575
Total consolidated earnings from operations	$7,462	$5,712	$21,544	$18,429
Operating Margin
UnitedHealthcare	6.1%	4.7%	6.1%	5.9%
Optum	7.9%	7.7%	7.5%	7.5%
Consolidated operating margin	9.2%	7.9%	8.9%	8.6%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$15,929	$15,094	$47,318	$44,668
UnitedHealthcare Employer & Individual - Global	2,120	2,139	6,500	6,292
UnitedHealthcare Employer & Individual - Total	18,049	17,233	53,818	50,960
UnitedHealthcare Medicare & Retirement	27,895	24,931	85,620	75,709
UnitedHealthcare Community & State	16,051	13,763	47,257	39,846

Optum Health	$18,463	$13,812	$52,728	$39,515
Optum Insight	3,693	3,139	10,194	8,948
Optum Rx	25,203	23,337	73,919	67,465
Optum eliminations	(800)	(503)	(1,941)	(1,456)
(a)Earnings from operations for Optum for the three and nine months ended September 30, 2022 included $1,575 and $4,340 for Optum Health; $1,007 and $2,693 for Optum Insight; and $1,081 and $3,064 for Optum Rx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2021 included $1,143 and $3,233 for Optum Health; $906 and $2,447 for Optum Insight; and $1,012 and $2,895 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Commercial - Domestic:
Risk-based	8,055	8,010	7,985	7,960
Fee-based	18,500	18,480	18,595	18,595
Total Commercial - Domestic	26,555	26,490	26,580	26,555
Medicare Advantage	7,035	6,945	6,490	6,455
Medicaid	8,005	7,990	7,655	7,510
Medicare Supplement (Standardized)	4,370	4,355	4,395	4,405
Total Community and Senior	19,410	19,290	18,540	18,370
Total UnitedHealthcare - Domestic Medical	45,965	45,780	45,120	44,925
Commercial - Global	5,360	5,465	5,510	5,490
Total UnitedHealthcare - Medical	51,325	51,245	50,630	50,415

Supplemental Data
Medicare Part D stand-alone	3,310	3,330	3,700	3,725

OPTUM PERFORMANCE METRICS

	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021
Optum Health Consumers Served (in millions)	101	101	100	99
Optum Insight Contract Backlog (in billions)	$24.1	$23.6	$22.4	$22.3
Optum Rx Quarterly Adjusted Scripts (in millions)	359	357	353	344

Note: UnitedHealth Group served 149 million unique individuals across all businesses at September 30, 2022.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2022	2021	2022	2021	2022
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,262	$4,086	$15,359	$13,214	$19,800 - $20,025
Intangible amortization	323	305	896	904	~1,290
Tax effect of intangible amortization	(92)	(74)	(233)	(220)	~(330)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,493	$4,317	$16,022	$13,898	$20,750 - $20,975

GAAP diluted earnings per share	$5.55	$4.28	$16.15	$13.82	$20.85 - $21.05
Intangible amortization per share	0.34	0.32	0.94	0.95	~1.35
Tax effect per share of intangible amortization	(0.10)	(0.08)	(0.24)	(0.23)	~(0.35)
Adjusted diluted earnings per share	$5.79	$4.52	$16.85	$14.54	$21.85 - $22.05
ADJUSTED CASH FLOWS FROM OPERATIONS(a)

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
GAAP cash flows from operations	$18,549	$30,739
Less: October CMS premium payments received in September	(9,763)	(9,763)
Adjusted cash flows from operations	$8,786	$20,976

(a)Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
Management believes the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.